UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2013

HENRY SCHEIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2013, Henry Schein, Inc. ( the “Company”), as servicer, entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) with (i) HSFR, Inc. (“HSFR”), a special purpose corporation that is wholly owned by the Company, as seller, (ii) purchasers from time to time party thereto and (iii) The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), as the Agent. In addition, on that date, the Company, certain of the Company’s wholly owned subsidiaries (collectively with the Company, the “Originators”) and HSFR entered into a Receivables Sale Agreement (the “Receivables Sale Agreement”). Together, the Receivables Purchase Agreement and the Receivables Sale Agreement establish the terms and conditions of an accounts receivable securitization program (the “Receivables Securitization Program”) whereby each of the Originators sell certain of its receivables (the “Receivables”) to HSFR, which, in turn, sells the Receivables to bank purchasers and third-party commercial paper conduits.

Pursuant to the Receivables Securitization Program, a portion of the purchase price for the Receivables is paid by the bank purchasers and the conduit purchasers in cash and the balance is treated as a deferred purchase price receivable, which is paid as and when payments in respect of the Receivables are collected from account debtors. Under the Receivables Securitization Program, the aggregate purchaser commitments for outstanding investments in any uncollected Receivables at any time is $300 million. The purchasers under the Receivables Securitization Program receive yield on their investments based on a spread over the commercial paper rate for conduit purchasers and the LIBOR rate for bank purchasers, for each day that their investments in the Receivables are outstanding, as well as a fee calculated on the unused portion of the commitments.

The Receivables Securitization Program contains certain customary representations and warranties and affirmative covenants, including as to the eligibility of the Receivables being sold, as well as customary reserve requirements, program termination events, Originator termination events and servicer defaults. Certain obligations of the Originators (other than the Company) are guaranteed by the Company under a performance undertaking. The Company and the other Originators are obligated to repurchase any receivables that were not eligible as represented when sold.

The Receivables Securitization Program terminates on April 15, 2016.

The foregoing description of the Receivables Securitization Program is not complete and is qualified in its entirety by the actual terms of the Receivables Purchase Agreement and the Receivables Sale Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Report are also responsive to Item 2.03 of this Report and are incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On April 19, 2013, the Company issued a press release announcing the Receivables Securitization Program, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Receivables Purchase Agreement, dated as of April 17, 2013, by and among the Company, as servicer, HSFR, as seller, BTMU, as agent, and the various purchaser groups from time to time party thereto.

10.2	Receivables Sale Agreement, dated as of April 17, 2013, by and among the Originators and HSFR, as buyer.

99.1	Press Release dated April 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: April 19, 2013	By:	/s/ Michael S. Ettinger
		Name:	Michael S. Ettinger
		Title:	Senior Vice President and General Counsel